AGREEMENT AND PLAN OF REORGANIZATION

                               MAGIC FINGERS, INC.



                                 ACQUISITION OF

                            FLASH ENTERTAINMENT, INC.
                        ENTERTAINMENT FILM PARTNERS, INC.
                           NO BULL DISTRIBUTION, INC.,
                             AND CERTAIN FILM RIGHTS

MA ol 04.6,97 Ug2.031094.1



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



                                TABLE OF CONTENTS

Recitals.......................................................................4

Agreement

         1.   Plan of Reorganization...........................................6

         2.   Purchase and Payment.............................................8

         3.   Representations and Warranties of the
                  Shareholders and the Acquirees...............................9

         4.   Representations of Acquiror.....................................22

         5.   Covenants of the Shareholders and the Arquirees.................25

         6.   Covenants of the Acquiror.......................................28

         7.   Conditions Precedent to the Obligations of
                  Acquirees and the Shareholders..............................30

         8.   Conditions Precedent to the Obligations of Acquiror.............30

         9.   Conditions Subsequent to Obligations of the
                 Shareholders and the Acquirees...............................31

        10.   Conditions Subsequent to Obligations of
                 the Acquiror.................................................31


        11.   Closing.........................................................32

        12.   General.........................................................34

Signature Pages...............................................................36

Schedules.....................................................................37


MAG1O4.697.MO2.031094.1

                      AGREEMENT AND PLAN OF REORGANIZATION


This Agreement and Plan of Reorganization is entered into as of this 15th day of March, 1994, by and between


                           MAGIC FINGERS, INC.
                           1801 South Federal Highway
                           Delray Beach, FL 33483
                                                        ("Acquiror")


                           FLASH ENTERTAINMENT, INC.
                           Barnett Bank plaza
                           1 East Broward Blvd., Suite 620
                           Fort Lauderdale, FL 33301
                                                        ("FEI")

                           ENTERTAINMENT FILM PARTNERS, INC.
                           c/o Flash Entertainment, Inc.
                           Barnett Bank Plaza
                           1 East Broward Blvd., Suite 620
                           Fort Lauderdale, FL 33301
                                                        ("EFP")

                           NO BULL DISTRIBUTION, INC.
                           c/o Flash Entertainment, Inc.
                           Barnett Bank Plaza
                           1 East Broward Blvd., Suite 620
                           Fort Lauderdale, FL 33301
                                                        ("NBD")

                           ENTERTAINMENT FILM PARTNERS 1, LTD.
                           c/o Entertainment Film Partners, Inc.
                           Barnett Bank Plaza
                           1 East Broward Blvd., Suite 620
                           Fort Lauderdale, FL 33301
                                                        ("EFP I")

                           ENTERTAINMENT FILM PARTNERS II, LTD.
                           c/o Entertainment Film Partners, Inc.
                           Barnett Bank Plaza
                           1 East Broward Blvd., Suite 620
                           Fort Lauderdale, FL 33301

                                                        ("EFP II")


                                              (EFP I and EFP II may hereinafter
                                              be referred to collectively as the
                                              "Limited Partnerships")


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



MAG104.697MO2.031094.1

                                       and

                           G. SCOTT VENTERS
                           DONALD R. CASSIDY
                           ROBERT B. VENTERS
                           c/o Flash Entertainment, Inc.
                           Barnett Bank Plaza
                           1 East Broward Blvd., Suite 620
                           Fort Lauderdale, FL 33301
                                               (collectively the "Shareholders")

FEI, EFP, NBD, EFP 1, and EFP 11 are hereinafter sometimes referred to herein collectively as the Acquirees.

                                    RECITALS

     Whereas,

     A. Pursuant to the terms of a certain letter of intent, amended as of July 26, 1993, between and among Acquiror and the Shareholders (the "Letter of Intent"), on or about November 9, 1993, Acquiror issued and transferred an aggregate of twenty million (20,000,000) shares of its common stock, $.0001 par value (the "Acquisition Shares") to FEI, for its own account and as nominee for the accounts of various other persons, in consideration of the transactions authorized under this Agreement and Plan of Reorganization.

     B. Pursuant to the terms of the Letter of Intent, on or about November 9, 1993, the Shareholders transferred to Acquiror two hundred thirty-four (234) shares, comprising 85% of the issued and outstanding capital stock, of FEI;

     C. The Acquirees, directly and through one or more of the constituent entities thereof, are engaged in the motion picture production and distribution business;

     D. Acquiror, directly and through one or more subsidiaries, intends to engage in the motion picture production and distribution business;

     E. The Shareholders are the executive officers and the key employees of one or more of the Acquirees and are professionally expert in the motion picture production and distribution business;

     F. FEI is the sole and exclusive holder of all of the issued and outstanding capital stock of EFP;

     G. EFP is the general partner of EFP I and EFP II (collectively the "Limited Partnerships");

     H. Except for such rights as have been assigned to NBD or such interests as are reserved to certain "Profit Holders", as set forth on the applicable Schedules hereto, FEI owns all right, title, and interest to the feature film entitled No More Dirty Deals and all of the distribution rights to the feature films, Shakma and Shoot (formerly Kings Ransom);

MAGIO4.697.MO2.031094.1                                                        4

     I. Except for such rights as have been assigned to FEI or such interests as are reserved to third parties, as set forth on the applicable Schedules hereto, EFP I owns all right, title, and interest to the feature film entitled, Shakma;


     J. Except for such rights as have been assigned to FEI or such interests as are reserved to third parties, as set forth on the applicable Schedules hereto, EFP 11 owns all right, title, and interest to the feature film entitled Shakma (formerly Kings Ranson);

     K. The holders of not less than two thirds of the Limited Partnership interests in EFP I (the "EFP I Limited Partners"), have voted, in person or by proxy, in favor of transferring to the Acquiror, all of the right, title, and interest in the feature film Shakma owned by EFP I in exchange for an aggregate of one million, two hundred thirteen thousand (1,213,000) of the Acquisition
Shares (the "EFP I Partners Shares") to be distributed to the EFP I Limited Partners, pro rata, in proportion to their respective ownership interests in EFP 1, as soon as such distribution can be effected in accordance with the
requirements   of  all  applicable   state  and  federal   securities  laws  and
regulations;

     L. The holders of the majority of the Limited Partnership interests in EFP II (the "EFP II Limited Partners"), have voted, in person or by proxy, in favor of transferring to the Acquiror, all of the right, title, and interest in the feature film Shoot owned by EFP II in exchange for an aggregate of eight hundred forty-three thousand (843,000) of the Acquisition Shares (the "EFP II Partners Shares") to be distributed to the EFP I Limited Partners, pro rata, in proportion to their respective ownership interests in EFP II, to be distributed by FEI to the Limited Partners as soon as such distribution can be effected in accordance with the requirements of all applicable state and federal securities laws and regulations;

     M. The Shareholders own all of the issued and outstanding capital stock of NBD;

     N. NBD owns all of the distribution rights to the feature film No More Dirty Deals, FEI owns all of the distribution rights to the feature films Shakma and Shoot;

     0. The Shareholders have developed a business plan respecting the motion picture production and distribution business to be conducted by Acquiror (the "Business Plan") and G. Scott Venters, in his capacity as a duly appointed officer of Acquiror, has completed a private placement of the common stock of the Acquiror with the sale of three million, nine hundred fifty thousand (3,950,000) shares of Acquiror's common stock, yielding aggregate proceeds of approximately $237,000 (the "Private Placement"), which proceeds have been, and will be, used to implement the said Business Plan; and

     P. The parties hereto deem it to be in the best interests of each of them that Acquiror receive in consideration for the Acquisition Shares (i) all of the issued and outstanding capital stock of FEI, (ii) all of the issued and outstanding capital stock of NBD, and (iii) all of the right, title and interest in the Films and that Acquiror employ the key employees of the Acquirees implement the Business Plan and generally succeed to the businesses of the Acquirees, all pursuant to such terms, provisions, and conditions as the parties hereto have agreed.

     Now, Therefore, in consideration of the premises and of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

MAGIO4.697.MO2.031094.1                                                        5

                                    AGREEMENT

Plan of Reorganization

     The Plan of Reorganization agreed to and authorized hereunder encompasses the following:

     Prior to or at the "Closing", as that term is hereinafter defined, the Shareholders and the various Acquirees have sold, assigned and transferred, or shall sell, assign, and transfer to the Acquiror, directly or indirectly, the following stock and assets:


Stock or Asset Transferred          Identity of Transferor and Mode of Transfer
--------------------------          ------------------------------------------
All Of the issued and outstanding   85% transferred directly  to Acquiror  from
capital stock of FEI                Shareholders;  the  remaining  15 %  to  be
                                    acquired by the said Shareholders, for the account of Acquiror, from two additional persons (the "Third Party Shareholders) who are not parties to this Agreement and Plan of Reorganization.

All of the issued and outstanding To be transferred directly to Acquiror by FEI stock of EFP

All of the issued and outstanding  To be transferred directly to Acquiror by the
capital stock of NBD               Shareholders.

Such right, title, and interest To be transferred indirectly to Acquiror in the feature film No More Dirty through Acquiror's acquisition of all of the
Deals, as are held by FEI          issued  and  outstanding capital stock of FEI
                                   from  the  Shareholders  and  the Third Party
                                   Shareholders.

All of the right, title, and       To be assigned directly to Acquiror by EFP I.
interest in the feature film
Shakma, as are held by EFP I

All of the right, title, and       To be assigned directly to Acquiror by EFP II
interest in the feature film
Shoot, as are held by EFP II

All of the distribution rights To be transferred indirectly to Acquiror to the feature films, No More through its acquisition of all of the issued Dirty Deals, Shakma, and Shoot and outstanding capital stock of NBD from the
as are held by NBD                  Shareholders.



                                                                               6

MAG1O4.697MO2.,931094.1

        1.2 Transfers to and Among the Shareholders, the Various Acquirees and Certain Third Parties

     1.2.1 On or about November 9, 1993, Acquiror issued and transferred an aggregate of 20,000,000 shares of its common stock, constituting the Acquisition Shares, to FEI for its own account and as nominee and custodian for certain other persons including but not limited to certain of the parties hereto, such Acquisition Shares to be held or distributed by FEI as the Shareholders and the Acquirees have agreed and as set forth herein.

     1.2.2 At the Closing, or as soon as practicable thereafter, in consideration of the transfer to Acquiror of all of the issued and outstanding common stock of FEI (and concomitantly therewith the transfer of all of FEI's right, title and interest in the feature film No More Dirty Deals, the music video No Rules, and, the music video No More Dirty Deals (of which, FEI owns fifty percent (50%)), and FEI's distribution rights to the feature films Shakma and Shoot and the transfer from FEI to the Acquiror of all of the issued and outstanding capital stock of EFP. FEI will sell, transfer, and assign an aggregate of two million, seventy-two thousand (2,072,000) of the Acquisition Shares to the Shareholders, the Third Party Shareholders, and the "Profit Holders", as that term is hereinafter defined, in such amounts as are set forth on Schedule 1.2.2 hereto.

     1.2.3 At the Closing, or as soon as practicable thereafter, in consideration of EFP I's assigning to Acquiror of all of its right, title and interest in the feature film Shakma, FEI will sell, transfer, and assign to EFP, in its capacity as the general partner of EFP 1, for its own account, and as custodian for the EFP I Limited Partners, an aggregate of one million, two hundred thirteen thousand (1,213,000) of the Acquisition Shares (the "EFP I Partners Shares").

     1.2.4 At the Closing, or as soon as practicable thereafter, in consideration of EFP II's assigning to Acquiror of all of its right, title and interest in the feature film Shoot, FEI will transfer to EFP, in its capacity as the general partner of EFP II, for its own account, and as custodian for the EFP II Limited Partners, an aggregate of eight hundred forty-three thousand (843,000) of the Acquisition Shares (the "EFP II Partners Shares").

     1.2.5 At the Closing, or as soon as practicable thereafter, in consideration of their transfer of all of the issued and outstanding capital stock of NBD (and concomitantly therewith the transfer of the distribution rights to the feature film No More Dirty Deals held by NBD), FEI will transfer to the Shareholders an aggregate of one million, twenty-two thousand, sixty-four (1,022,064) of the Acquisition Shares, in such amounts as are set forth on
Schedule 1.2.5 hereto.

     1.3  Change  of  Management  and   Implementation   of  the  Business  Plan
          ----------------------------------------------------------------------

     1.3.1 Prior to, or at the Closing, Michael J. Paolini and Curt Rossband, constituting the board of directors of Acquiror prior to November 9, 1993: (i) shall have authorized, or shall authorize, an increase in the number of directors of Acquiror, (ii) shall have tendered, or shall tender, their resignations as directors of Acquiror and (iii) shall have appointed, or shall appoint, G. Scott Venters, Robert VenEers, and Donald Cassidy to Acquiror's board of directors to fill the vacancies created by such increase and resignations.

     1.3.2 Prior to or at the Closing, all persons who were officers of Acquiror prior to November 9, 1993 shall have tendered, or shall tender, their resignations as officers of Acquiror.

MAGIO4.697.MD2.031094.1

                                                                               7

     1.3.3 Prior to or at the Closing, the board of directors of Acquiror shall have appointed. or shall appoint, the following persons to fill the following positions:

         G. Scott Venters           President
         Robert Venters             Vice President
         Donald Cassidy             Vice President
         Joseph L. O'Neill          Secretary & Treasurer

     1.3.4 Prior to the Closing, in his capacity as a duly appointed officer of Acquiror, G. Scott Venters shall have completed the Private Placement of the common stock of the Acquiror yielding proceeds of not less than $200,000.

     1.3.5 Prior to the Closing, the Shareholders shall have developed the Business Plan for the feature film production and distribution business to be conducted by Acquiror.

     1.3.6 Prior to or after the Closing, Acquiror, under the management of the Shareholders, shall implement the Business Plan and shall use the proceeds of the Private Placement to finance the initial costs thereof.

     1.4  Registration and Distribution of Partners Shares
          ------------------------------------------------

     As soon as practicable following the Closing, Acquiror shall take all steps necessary to file with the Securities and Exchange Commission a registration statement on Form SB-1 or such other Form as shall be available and shall include therein the EFP I Partners Shares and EFP II Partners Shares, which shares shall be distributed to the respective Limited Partners upon such registration statement being declared effective, to such persons and in such amounts as are set forth on Schedule 1.4 hereto.

2.       Purchase and Payment

     2.1 Purchase and Sale of FEI Stock
         ------------------------------

     2.1.1 Acquiror hereby acknowledges and confirms that it has purchased from the Shareholders and the Shareholders hereby acknowledge and confirm that they have sold, assigned, transferred, and delivered to Acquiror two hundred thirty-four (234) shares, constituting 85% of the issued and outstanding stock of FEI, as described in Schedule 2.1 hereto.

     2.1.2 Acquiror hereby agrees to purchase from the Third Party Shareholders and the Shareholders hereby agree to use their best efforts to obtain the agreement of the Third Party Shareholders to sell, assign, transfer, and deliver to Acquiror thirty-nine (39) shares, constituting 15 % of the issued and outstanding stock of FEI, as described in Schedule 2.1 hereto.

     2.2 Purchase and Sale of NBD Stock
         ------------------------------

     Acquiror hereby agrees to purchase from the Shareholders and the Shareholders hereby agree to sell, assign, transfer. and deliver to Acquiror two hundred thirty-four (234) shares, constituting all of the issued and outstanding stock of NBD, as described in Schedule 2.2 hereto.



MAGID4.697MO2.03IL?94.1                                                       8


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



2.3  Sale, Assignment and Transfer of Copyright and Rights


     2.3.1 EFP I hereby sells, transfers, and assigns to Acquiror all of its right, title and interest in the feature film Shakma and in the copyright thereon, together with the right to secure renewals, reissues, and extensions of such copyright, until the full end of the term for which such copyright or any renewal or extension thereof is or may be granted.

     2.3.2 EFP II hereby sells, transfers, and assigns to Acquiror all of its right, title and interest in the feature film, Shoot and in the copyright thereon, together with the right to secure renewals, reissues, and extensions of such copyright, until the full end of the term for which such copyright or any renewal or extension thereof is or may be granted.

          2.4 Purchase Price and Payment
              --------------------------

     2.4.1 The parties hereto agree that the purchase price of the FEI stock, the EFP stock, the NBD stock, the covenants of the Shareholders set forth in
Section 5 hereof, and the copyrights and rights sold, assigned, and transferred to Acquiror hereunder is the 20,000,000 shares of the common stock of Acquiror constituting the Acquisition Shares (the "Purchase Price").

     2.4.2 The Shareholders and the Acquirees hereby acknowledge and confirm that Acquiror fulfilled its obligation to pay the Purchase Price by issuing and transferring the Acquisition Shares to FEI on or about November 9, 1993 pursuant to the terms of the Letter of Intent.

3.       Representations and Warranties of the Shareholders and the Acquirees

     The Shareholders and the Acquirees hereby represent and warrant, jointly and severally, that as of the date hereof and as of the Closing Date, as that term is hereinafter defined, the representations and warranties set forth below are and will be true and correct.

     3.1  Corporate  Status
          ----------------

     3.1.1 FEI is (i) duly organized corporation, validly existing and in good standing under the laws of the State of Florida; (ii) has full power to own all of its properties and carry on its business, if any; and (iii) is qualified to do business as a foreign entity in each of the jurisdictions in which it operates, if any, and the character of the properties owned by FEI or the nature of the business transacted by FEI, if any, does not make qualification necessary in any other jurisdiction or jurisdictions.

     3.1.2 EFP is (i) duly organized corporation, validly existing and in good standing under the laws of the State of Florida; (ii) has full power to own all of its properties and carry on its business, if any; and (iii) is qualified to do business as a foreign entity in each of the jurisdictions in which it operates, if any, and the character of the properties owned by EFP or the nature of the business transacted by EFP, if any, does not make qualification necessary in any other jurisdiction or jurisdictions.

     3.1.3 NBD is (i) duly organized corporation, validly existing and in good standing under the laws of the State of Florida; (ii) has full power to own all of its properties and carry on its business, if any; and (iii) is qualified to do business as a foreign entity in each of the jurisdictions in which it operates, if any, and the character of the properties owned by NBD or the nature of the business

MA G 1 04.69Z M02.031094. 1

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                                       39
transacted by NBD, if any, does not make qualification necessary in any other jurisdiction or jurisdictions.

     3.2 Limited Partnership Status
         --------------------------

     3.2.1 EFP I is (i) duly organized limited partnership, validly existing and in good standing under the laws of the State of Florida; (ii) has full power to own all of its properties and carry on its business, if any; and (iii) is qualified to do business as a foreign entity in each of the jurisdictions in which it operates, if any, and the character of the properties owned by EFP I or the nature of the business transacted by EFP I, if any, does not make qualification necessary in any other jurisdiction or jurisdictions.


     3.2.2 EFP II is (i) duly organized limited partnership, validly existing and in good standing under the laws of the State of Florida; (ii) has full power to own all of its properties and carry on its business, if any; and (iii) is qualified to do business as a foreign entity in each of the jurisdictions in which it operates, if any, and the character of the properties owned by EFP II or the nature of the business transacted by EFP II, if any, does not make qualification necessary in any other jurisdiction or jurisdictions.

     3.3  Capital Structure of the Corporations and the Limited Partnerships
          -------------------------------------------------------------------

     3.3.1 FEI (a) is authorized by its charter and applicable law to issue capital stock of the types, classes, series and having par values as set forth in Schedule 3.3.1 hereto; (b) has no issued or outstanding shares of its capital stock whatever, except as specifically indicated in Schedule 3.3.1 hereto, all of which such shares are fully paid and nonassessable; (c) does not have authorized, issued or outstanding any other shares of stock or any subscription, option, warrant, conversion or other rights to the issuance or receipt of shares of its capital stock except as set forth in Schedule 3.3.1 hereto; (d) has all voting rights vested exclusively in the presently issued and outstanding capital stock and; (e) has outstanding no evidences of indebtedness except as specifically disclosed in Schedule 3.3.1.

     3.3.2 EFP (a) is authorized by its charter and applicable law to issue capital stock of the types, classes, series and haven par values as set forth in
Schedule 3.3.2 hereto; (b) has no issued or outstanding shares of its capital stock whatever, except as specifically indicated in Schedule 3.3.2 hereto, all of which such shares are fully paid and nonassessable; (c) does not have authorized, issued or outstanding any other shares of stock or any subscription, option, warrant, conversion or other rights to the issuance or receipt of shares of its capital stock except as set forth in Schedule 3.3.2 hereto; (d) has all voting rights vested exclusively in the presently issued and outstanding capital stock and; (e) has outstanding no evidences of indebtedness except as specifically disclosed in Schedule 3.3.2.

     3.3.3 NBD (a) is authorized by its charter and applicable law to issue capital stock of the types, classes, series and having par values as set forth in Schedule 3.3.3 hereto; (b) has no issued or outstanding shares of its capital stock whatever, except as specifically indicated in Schedule 3.3.3 hereto, all of which such shares are fully paid and nonassessable; (c) does not have authorized, issued or outstanding any other shares of stock or any subscription, option, warrant, conversion or other rights to the issuance or receipt of shares of its capital stock except as set forth in Schedule 3.3.3 hereto; (d) has all voting rights vested exclusively in the presently issued and outstanding capital stock and; (e) has outstanding no evidences of indebtedness except as specifically disclosed in Schedule 3.3.3.

MAGID4.697MO2.031094.1                                                        10

     3.3.4 EFP I (a) is authorized by its Agreement of Limited Partnership and applicable law to sell general and limited partnership interests as set forth in
Schedule 3.3.4 hereto; (b) has no issued or outstanding general or limited partnership interests whatever, except as specifically indicated in Schedule
3.3.4 hereto, all of which partnership interests are duly paid and nonassessable; (c) does not have authorized, issued or outstanding any, other general or limited partnership interests or any subscription, option, warrant, conversion or other rights to purchase or acquire any general or limited partnership interests except as set forth in Schedule 3.3.4 hereto; (d) has all voting rights vested exclusively in the presently issued and outstanding general and limited partnership interests and; (e) has outstanding no evidences of indebtedness except as specifically disclosed in Schedule 3.3.4.

     3.3.5 EFP II (a) is authorized by its Agreement of Limited Partnership and applicable law to sell general and limited partnership interests as set forth in
Schedule 3.3.5 hereto; (b) has no issued or outstanding general or limited partnership interests whatever, except as specifically indicated in Schedule
3.3.5  hereto,   all  of  which   partnership   interests  are  fully  paid  and
nonassessable; (c) does not have authorized, issued or outstanding any other general or limited partnership interests or any subscription, option, warrant, conversion or other rights to purchase or acquire any general or limited partnership interests except as set forth in Schedule 3.3.5 hereto; (d) has all voting rights vested exclusively in the presently issued and outstanding general and limited partnership interests and; (e) has outstanding no evidences of indebtedness except as specifically disclosed in Schedule 3.3.5.

3.4  Ownership of the Stock of the Corporations and Rights to Sell
     -------------------------------------------------------------

     3.4.1 Prior to the transfer on or about November 9, 1993 by the Shareholders to Acquiror of two hundred thirty-four (234) shares, constituting 85% of the issued and outstanding capital stock of FEI, all of the issued and outstanding shares of capital stock of FEI were owned 85% by the Shareholders and 15 % by the Third Party Shareholders, such persons and the number of shares owned by each, beneficially and of record being set forth in Schedule 2.1 hereto; the sole, absolute, record and beneficial owners and holders of all of the issued and outstanding shares of capital stock of FEI were or are such persons; and each such person held or holds such FEI stock free and clear of all liens, claims, debts, encumbrances and assessments, and any and all restrictions as to sale, assignment or transferability thereof, and as at the date, on or about November 9, 1993, when they sold, assigned, and transferred their shares of FEI stock to Acquiror, the Shareholders had, and to the best of the Shareholders knowledge, as at the date hereof, the Third Party Shareholders have, full right, power and authority to sell, transfer and deliver all of the said shares of FEI stock and the certificates therefor, sold hereunder, to Acquiror in accordance with the terms of this Agreement, and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified.

     3.4.2 All of the issued and outstanding shares of capital stock of EFP are owned by FEI, the number of shares owned by FEI, beneficially and of record being set forth in Schedule 3.4.2 hereto; the sole, absolute, record and beneficial owner and holder of all of the issued and outstanding shares of capital stock of EFP is FEI and FEI holds such EFP stock free and clear of all liens, claims, debts, encumbrances and assessments, and any and all restrictions as to sale, assignment or transferability thereof, and FEI has full right, power and authority to sell, transfer and deliver all of the said shares of EFP stock and the certificates therefor, sold hereunder, to Acquiror in accordance with the terms of this Agreement, and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified.

MA 6 1 04.697 M02.031094.                                                     11

     3.4.3 All of the issued and outstanding shares of capital stock of NBD are owned by the Shareholders, such persons and the number of shares owned by each, beneficially and of record being set forth in Schedule 3.4.3 hereto; the sole, absolute, record and beneficial owners and holders of all the issued and outstanding shares of Capital stock of NBD are such persons; and each such person held or holds such NBD stock free and clear of all liens, claims, debts, encumbrances and assessments, and any and all restrictions as to sale, assignment or transferability thereof; and such persons have full right power and authority to sell, transfer and deliver all of the said shares of NBD stock and the certificates therefor, sold hereunder, to Acquiror in accordance with the terms of this Agreement, and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified.

     3.5  Ownership of Partnership Interests and Rights to Transfer Assets
          -----------------------------------------------------------------

     3.5.1 EFP, as the general partner of EFP I, owns 1% of the total issued and outstanding partnership interests in EFP I. The remaining 99% of EFP I is owned by the EFP I Limited Partners, such persons and the percentage ownership interest in EFP I owned by each, beneficially and of record being set forth in
Schedule 3.5.1 hereto; and such persons are the sole, absolute, record and beneficial owners and holders of 100% of the partnership interests in EFP I; and each such person holds such partnership interests free and clear of all liens, claim, debts, encumbrances and assessments, and any and all restrictions as to sale, assignment or transferability thereof except as set forth in the EFP I Limited Partnership Agreement; and such persons have full right, power and authority under the said Limited Partnership Agreement to vote in favor of selling, transferring, and assigning all of the right, title, and interest in the feature film Shakma, sold, transferred, and assigned hereunder, to Acquiror in accordance with the terms of this Agreement, and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified.

     3.5.2 EFP, as the general partner of EFP II, owns 1% of the total issued and outstanding partnership interests in EFP II. The remaining 99% of EFP II is owned by the EFP II Limited Partners, such persons and the percentage ownership interest in EFP H owned by each, beneficially and of record being set forth in
Schedule 3.5.2 hereto; and such persons are the sole, absolute, record and beneficial owners and holders of 100% of the partnership interests in EFP II; and each such person holds such partnership interests free and clear of all liens, claim, debts, encumbrances and assessments, and any and all restrictions as to sale, assignment or transferability thereof except as set forth in the EFP II Limited Partnership Agreement; and such persons have full right, power and authority under the said Limited Partnership Agreement to vote in favor of selling, transferring, and assigning all of the right, title, and interest in the feature film Shoot, sold, transferred, and assigned hereunder, to Acquiror in accordance with the terms of this Agreement, and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified.

3.6  Ownership of Copyright
     ----------------------

     3.6.1(a) The name (s) of the author(s) of the screenplay upon which the feature film No More Dirty Deals is based are Jeff Lupton and Robert Venters.

          (b) The feature film No More Dirty Deals was produced in 1993 in Florida, by Flash Entertainment, Inc., and was registered for copyright in the office of the United States Register of Copyrights on June 11, 1993, copyright number PA-626-790.



MAGID4.697.MO2.031094.1                                                       12

          (c) No other copyright has been effected nor has any other registration relating to copyright protection respecting the feature film No More Dirty Deals been made except as above specified.

          (d) The copyright of No More Dirty Deals is owned by FEI, and it has made no agreement with respect to No More Dirty Deals which is in conflict with the transfer of the ownership of FEI made hereunder.

     3.6.2(a) The name(s) of the author(s) of the screenplay upon which the feature film Shakma is based are Roger Engie and Paul Stubenrauch.

          (b) The feature film Shakma was produced in 1989 in Florida, by Quest Studios, and was registered for copyright in the office of the United States Register of Copyrights on September 22, 1989, copyright number PA-1309-332.

          (c)  No  other   copyright   has  been  effected  nor  has  any  other
               registration relating to copyright protection respecting the feature film Shakma been made except as above specified.

          (d) The copyright of Shakma is owned by EFP I, and it has made no agreement with respect to Shakma which is in conflict with the assignment of such copyright to Acquiror made hereunder.

     3.6.3(a) The name(s) of the author(s) of the screenplay upon which the feature film Shoot is based are Paul Stubenrauch and James Ponti.

          (b) The feature film Shoot was produced in 1991 in Florida, by Quest Studios, and was registered for copyright in the office of the United States Register of Copyrights on August 29, 1991, under its original title, Kings Ransom, copyright number PA-1544-578.

          (c)  No  other   copyright   has  been  effected  nor  has  any  other
               registration relating to copyright protection respecting the feature film Shoot been made except as above specified.

          (d) The copyright of Shoot is owned by EFP II, and it has made no agreement with respect to Shoot which is in conflict with the assignment of such copyright to Acquiror made hereunder.

     3.6.4(a) The name(s) of the author(s) of the screenplay upon which the music video No Rules is based are G. Scott Venters and Robert B. Venters.

          (b) The music video No Rules was produced in 1991 in Florida, by Flash Entertainment, Inc., and was registered for copyright in the office of the United States Register of Copyrights on May 23, 1991, copyright numbers PA-529-027 and PA-529-028.



MA G 104.69Z U02.031094. 1                                                    13

          (c)  No  other   copyright   has  been  effected  nor  has  any  other
               registration relating to copyright protection respecting the music video No Rules been made except as above specified.

          (d) The copyright of No Rules is owned by FEI, and it has made no agreement with respect to No Rules which is in conflict with the transfer of the ownership of FEI made hereunder.

     3.6.5(a) The name (s) of the author(s) of the screenplay upon which the music video No More Dirty Deals is based are Robert B. Venters and G. Scott Venters.

          (b) The music video No More Dirty Deals was produced in 1993 in Florida, by Flash Entertainment, Inc., and was registered for copyright in the office of the United States Register of Copyrights on June 11, 1993 copyright number PA-626-790.

          (c) No other copyright has been effected nor has any other registration relating to copyright protection respecting the music video No More Dirty Deals been made except as above specified.

          (d) FEI owns a 50% interest in the copyright of the music video No More Dirty Deals and it has made no agreement with respect to its ownership interest in the music video No More Dirty Deals which is in conflict with the transfer of the ownership of FEI made hereunder.

     3.7 Ownership of Film Rights
         -----------------------

     3.7.1 FEI is the sole and exclusive owner of a rights, except such distribution rights as have been assigned to and are held by NBD, as set forth in Paragraph 3.9.1 hereof, for the economic exploitation, public exhibition, broadcast, and video rental of the feature film No More Dirty Deals (the "No More Dirty Deals Film Rights"), and such rights to a percentage of the "profits" for such film as are held by certain persons, as set forth on Schedule 3.7.1 hereto (the "Profit Holders"). FEI has good and marketable title to the No More Dirty Deals Film Rights, which good and marketable title is free and clear of all pledges, liens, credit agreements, title retention agreements, security agreements, taxes, claims, debts and other obligations and encumbrances and FEI's ownership and possession of the No More Dirty Deal Film Rights have been peaceable and undisturbed and the title thereto has never been disputed or questioned to the knowledge of the Shareholders and the Acquirees, nor do the Shareholders and the Acquirees know of any facts by reason of which the possession or title thereof by FEI might be disturbed or questioned or by reason of which any claim to the No More Dirty Deals Film Rights might arise or be set up adverse to FEI. The No More Dirty Deals Film Rights include but are not limited to the following:

          (a) The exclusive right to adapt, sell, lease, rent, exhibit, perform, and generally deal with the feature film No More Dirty Deals or any part or portion thereof, and of the characters and characterizations contained therein, with or without sound accompaniment and with or without the interpolation of musical numbers therein and for such purposes to adapt one or more


MAGIO4.697.MD2.031094.1                                                      14
               versions of the feature film No More Dirt Deals, to add to and subtract from the feature film No More Dirty Deals, change the sequence thereof, use a portion or portions of the feature film No More Dirty Deals, change the title of the feature film No More Dirty Deals, in any and all languages.

          (b) The exclusive right mechanically to produce, reproduce, and license the reproduction of spoken words taken from or based upon the text or theme of the feature film ) No More Dirty Deals on records, flim, or other devices designed or used for the purpose of producing and reproducing sound in synchronism with, accompaniment of, or supplementary to, the feature film No More Dirty Deals, using for that purpose all or a part of the text, theme, and dialogue contained in the feature film No More Dirty Deals.

          (c) The exclusive right to broadcast the feature film No More Dirty Deals by means of the method generally known and described as television or any process analogous thereto including but not limited to broadcast over public airwaves, private cable and Pay-Per-View systems.

          (d) The exclusive right to make, produce, adapt, sell, lease and rent, and license the feature film No More Dirty Deals for exploitation in the home video rental field.

     3.7.2 EFP I is the sole and exclusive owner of all rights, except such distribution rights as have been assigned to and are held by FEI, as set forth in Paragraph 3.9.2 hereof, for the economic exploitation, public exhibition, broadcast, and video rental of the feature film Shakma (the "Shakma Film Rights"). EFP I has good and marketable title to the Shakma Film Rights, which good and marketable title is free and clear of all pledges, liens, credit agreements, title retention agreements, security agreements, taxes, claims, debts and other obligations and encumbrances and EFP I's ownership and possession of the Shakma Film Rights have been peaceable and undisturbed and the title thereto has never been disputed or questioned to the knowledge of the Shareholders and the Acquirees, nor do the Shareholders and the Acquirees know of any facts by reason of which the possession or title thereof by EFP I might be disturbed or questioned or by reason of which any claim to the Shakma Film Rights might arise or be set up adverse to EFP I. The Shakma Film Rights include but are not limited to the following:

          (a) The exclusive right to adapt, sell, lease, rent, exhibit, perform, and generally deal with the feature film Shakma or any part or portion thereof, and of the characters and characterizations contained therein, with or without sound accompaniment and with or without the interpolation of musical numbers therein, and for such purposes to adapt one or more versions of the feature film Shakma, to add to and subtract from the feature film Shak7m, change the sequence thereof, use a portion or portions of the feature film Shakma, change the title of the feature film Shakma=, in any and all languages.

MA6104.697.MO2.031094.1                                                       15

          (b) The exclusive right mechanically to produce, reproduce, and license the reproduction of spoken words taken from or based upon the text or theme of the feature film Shakma on records, films, or other devices designed or used for the purpose of producing and reproducing sound in synchronism with, accompaniment of, or supplementary to, the feature film Shakma, using for that purpose all or a part of the text, theme, and dialogue contained in the feature film Shakma.

          (c) The exclusive right to broadcast the feature film Shakma by means of the method generally known and described as television or any process analogous thereto including but not limited to broadcast over public airwaves, private cable and Pay-Per-View systems.

          (d) The exclusive right to make, produce, adapt, sell, lease and rent, and license the feature film Shakma for exploitation in the home video rental field.

     3.7.3 EFP II is the sole and exclusive owner of all rights, except such distribution rights as have been assigned to and are held by FEI, as set forth in Paragraph 3.9.3 hereof, for the economic exploitation, public exhibition, broadcast, and video rental of the feature film Shoot (formerly Kings Ransom) (the "Shoot Film Rights"). EFP 11 has good and marketable title to the Shoot Film Rights, which good and marketable title is free and clear of all pledges, liens, credit agreements, title retention agreements, security agreements, taxes, claims, debts and other obligations and encumbrances and EFP II's ownership and possession of the Shoot Film Rights have been peaceable and undisturbed and the title thereto has never been disputed or questioned to the knowledge of the Shareholders and the Acquirees, nor do the Shareholders and the Acquirees know of any facts by reason of which the possession or title thereof by EFP II might be disturbed or questioned or by reason of which any claim to the Shoot Film Rights might arise or be set up adverse to EFP 11. The Shoot Film Rights include but are not limited to the following:

          (a) The exclusive right to adapt, sell, lease, rent, exhibit, perform, and generally deal with the feature film Shoot or any part or portion thereof, and of the characters and characterizations contained therein, with or without sound accompaniment and with or without the interpolation of musical numbers therein, and for such purposes to adapt one or more versions of the feature film Shoot, to add to and subtract from the feature film Shoot, change the sequence thereof, use a portion or portions of the feature film Shoot, change the title of the feature film Shoot, in any and all languages.

          (b) The exclusive right mechanically to produce, reproduce, and license the reproduction of spoken words taken from or based upon the text or theme of the feature film Shoot on records, films, or other devices designed or used for the purpose of producing and reproducing sound in synchronism with, accompaniment of, or supplementary to, the feature film Shoot, using for that purpose all or a part of the text, theme, and dialogue contained in the feature film Shoot.



MA6104.69ZM92.031094.1                                                       16

          (c) The exclusive right to broadcast the feature film Shoot by means of the method generally known and described as television or any process analogous thereto including but not limited to broadcast over public airwaves, private cable and Pay-Per-View systems.

          (d) The exclusive right to make, produce, adapt, sell, lease and rent, and license the feature film Shoot for exploitation in the home video rental field.


     3.7.4 FEI is the sole and exclusive owner of all rights for the economic exploitation, public exhibition, broadcast, and video rental of the music video No Rules (the "No Rules Film Rights"). FEI has good and marketable tide to the No Rules Film Rights, which good and marketable title is free and clear of all pledges, liens, credit agreements, title retention agreements, security agreements, taxes, claims, debts and other obligations and encumbrances and FEI's ownership and possession of the No Rules Film Rights have been peaceable and undisturbed and the title thereto has never been disputed or questioned to the knowledge of the Shareholders and the Acquirees, nor do the Shareholders or the Acquirees know of any facts by reason of which the possession or title thereof by FEI might be disturbed or questioned or by reason of which any claim to the No Rules Film Rights might arise or be set up adverse to FEI. The No Rules Film Rights include but are not limited to the following:

          (a) The exclusive right to adapt, sell, lease, rent, exhibit, perform, and generally deal with the music video No Rules or any part or portion thereof, and of the characters and characterizations contained therein, with or without sound accompaniment and with or without the interpolation of musical numbers therein, and for such purposes to adapt one or more versions of the music video No Rules, to add and to subtract from the music video No Rules, change the sequence thereof, use a portion or portions of the music video No Rules, change the title of the music video No Rules, in any and all languages.

          (b) The exclusive right mechanically to produce, reproduce, and license the reproduction of spoken words taken from or based upon the text or theme of the music video No Rules on records, films, or other devices designed or used for the purpose of producing and reproducing sound in synchronism with, accompaniment of, or supplementary to, the music video No Rules, using for that purpose all or a part of the text, theme, and dialogue contained in the music video No Rules.

          (c) The exclusive right to broadcast the music video No Rules by means of the method generally known and described as television or any process analogous thereto including but not limited to broadcast over public airwaves, private cable and Pay-Per-View systems.

          (d) The exclusive right to make produce, adapt, sell, lease and rent, and license the music video No Rules for exploitation in the home video rental field.


MAGIO4.597.MO2.031094.1                                                       17

     3.7.5 FEI owns a fifty percent interest in all rights for the economic exploitation, public exhibition, broadcast, and video rental of the music video No More Dirty Deals (the "NADD Music Video Film Rights"), and such rights to a percentage of the "profits" for such film as are held by certain persons, as set forth on Schedule 3.7.5 hereto (the "Profit Holders"). FEI has good and marketable title to the NADD Music Video Film Rights, which good and marketable title is free and clear of all pledges, liens, credit agreements, tide retention agreements, security agreements, taxes, claims, debts and other obligations and encumbrances and FEI's ownership and possession of its 50% interest in the NMDD Music Video Film Rights have been peaceable and undisturbed and the title thereto has never been disputed or questioned to the knowledge of the Shareholders and the Acquirees, nor do the Shareholders or the Acquirees know of any facts by reason of which the possession or title thereof by FEI might be disturbed or questioned or by reason of which any claim to FEI's interest in the NMDD Music Video Film Rights might arise or be set up adverse to FEI. The NMDD Music Video Film Rights include but are not limited to the following:

          (a) The exclusive right to adapt, sell, lease, rent, exhibit, perform, and generally deal with the music video No More Dirty Deals or any part or portion thereof, and of the characters and characterizations contained therein, with or without sound accompaniment and with or without the interpolation of musical numbers therein, and for such purposes to adapt one or more versions of the music video, No More Dirty Deals, to add to and subtract from the music video No More Dirty Deals, change the sequence thereof, use a portion or portions of the music video No More Dirty Deals, change the title of the music video No More Dirty Deals, in any and all languages.

          (b) The exclusive right mechanically to produce, reproduce, and license the reproduction of spoken words taken from or based upon the text or theme of the music video No More Dirty Deals on records, films, or other devices designed or used for the purpose of producing and reproducing sound in synchronism with, accompaniment of, or supplementary to, the music video No More Dirty Deals, using for that purpose all or a part of the text, theme, and dialogue contained in the music video No More Dirty Deals.

          (c) The exclusive right to broadcast the music video No More Dirty Deals by means of the method generally known and described as television or any process analogous thereto including but not limited to broadcast over public airwaves, private cable and Pay-Per-View systems.

          (d) The exclusive right to make, produce, adapt, sell, lease and rent, and license the music video No More Dirty Deals for exploitation in the home video rental field.

     3.8 Consents of Limited Partners
         ----------------------------

     3.8.1 In accordance with Section 7.03 of the EFP I Limited Partnership Agreement, the holders of the majority of the limited partnership interests in EFP I, have voted in person or by proxy at special meeting of the limited


MAGIO4.69ZM02.031094.1                                                       18
partners of EFP I, held on or about March 15, 1993, in favor of the sale, assignment and transfer to Acquiror of the, 5hakma copyrights and film rights pursuant to Paragraph 2.3.1 hereof and all other transactions hereunder related thereto.

     3.8.2 In accordance with Section 7.03 of the EFP II Limited Partnership Agreement the holders of the majority of the limited partnership interests in EFP II, have voted in person or by proxy at a special meeting of the limited partners of EFP II, held on or about March 15, 1993, in favor of the sale, assignment and transfer to Acquiror of the Shoot copyrights and film rights pursuant to Paragraph 2.3.2 hereof and all other transactions hereunder related thereto.

     3.9 Ownership of Distribution Rights
         --------------------------------

     3.9.1 Pursuant to the terms of a Distribution Agreement, dated as of August 3, 1993, between FEI, as licensor and NBD, as distributor, a copy of which is appended hereto as Schedule 3.9.1 (the "No More Dirty Deals Distribution Agreement"), NBD is the sole and exclusive holder of all rights to exploit the feature film No Adore Dirty Deals in the territories and during the term set forth in the said No More Dirty Deals Distribution Agreement, all in accordance with the terms and provisions thereof.

     3.9.2 Pursuant to the terms of a Distribution Agreement, dated as of August 3, 1993, between EFP I, as licensor and FEI, as distributor, a copy of which is appended hereto as Schedule 3.9.2 (the "Shakma Distribution Agreement"), FEI is the sole and exclusive holder of all rights to exploit the feature film Shakma in the territories and during the term set forth in the said Shakma Distribution Agreement, all in accordance with the term and provisions thereof.

     3.9.3 Pursuant to the term of a Distribution Agreement, dated as of August 3, 1993, between EFP II, as licensor and FEI, as distributor, a copy of which is appended hereto as Schedule 3.9.3 (the "Shoot Distribution Agreement"), FEI is the sole and exclusive holder of all rights to exploit the feature film Shoot in the territories and during the term set forth in the said Shoot Distribution Agreement, all in accordance with the terms and provisions thereof.

     3.10 Financial Condition of FFI Subsidiary

     3.10.1 The books and records of FEl and its subsidiary EF are complete and accurate and fairly present the financial condition and the results of operations of FEI and EFP as of the date hereof. There are no material liabilities, either fixed or contingent, not reflected in such books and records other than contracts or obligations in the ordinary and usual course of business; and no such contracts or obligations in the usual course of business constitute liens or other liabilities which, if disclosed, would alter substantially the financial condition of FEI or EFP as reflected in such books and records.

     3.10.2 All accounts receivable and notes receivable of FEI and EFP, if any, are current and collectible except to the extent that a reserve for bad debts has been established on its books for such accounts and notes.

     3.11 Financial Condition of NBD
          --------------------------

     3.11.1 The books and records of NBD are  complete  and  accurate and fairly


MA6104.697ML?2.031094.1                                                       19
present the financial condition the results of operations of NBD as of the date hereof. There are no material ____es, either fixed or contingent, not reflected in such books and records other than contracts or obligations in the ordinary and usual course of business; and no such contracts or obligations in the usual course of business constitute liens or other liabilities which, if disclosed, would alter substantially the financial condition of NBD as reflected in such books and records.

     3.11.2 All accounts receivable and notes receivable of NBD, if any, are current and collectible except to the extent that a reserve for bad debts has been established on its books for such counts and notes.

     3.12 Financial Condition of Limited Partnerships
          -------------------------------------------

     3.12.1 The respective books and records of EFP I and EFP II (the "Limited Partnerships") are complete and accurate and fairly present the financial condition and the results of operations of the Limited Partnerships as of the date hereof. There are no material liabilities, either fixed or contingent, not reflected in such books and records other than contracts or obligations in the ordinary and usual course of business; and no such contracts or obligations in the usual course of business constitute liens or other liabilities which, if disclosed, would alter substantially the financial condition of either of the Limited Partnerships as reflected in such books and records.

     3.12.2 All accounts receivable and notes receivable of the Limited Partnerships, if any, are current and collectible except to the extent that a reserve for bad debts has been established on its books for such accounts and notes.

     3.13 Legal Proceedings
          ---------------

     Except as set forth on Schedule 3.13 hereof, none of the Shareholders or the Acquirees are parties to any pending or threatened suit, action, proceeding, prosecution or litigation which might relate to, involve or affect the financial condition, business, assets, properties, certificates, rights, authorities, franchises or authorizations of the Shareholders or the Acquirees, or interfere therewith, nor the knowledge of the Shareholders or the Acquirees is there any threatened or pending governmental investigation involving any of the Shareholders or the Acquirees or any of their respective operations, including inquiries, citations or complaints by any federal, state or local administration or agency; and here are no outstanding, existing or pending judgments, orders, decrees, rulings, directives, stipulations or other mandates of any court or any public or quasipublic agency, body or official which in any way elate to or affect any of the Shareholders or Acquirees or any of their respective properties, businesses, Operations, affairs or activities.

     3.14 Regulatory Good Standing
          ------------------------

     3.14.1 Each of the Acquirees has complied with all state, federal and local laws in connection with its formation, issuance of securities and organization, and no contingent liabilities have been threatened or claims made, and no basis for the same exists with respect to said operations, formations or capitalization, including claims for violation of any state or federal securities laws.

     3.14.2 Each of the Acquirees has all rights, certificates, authorities, permits, licenses, and other authorizations necessary to and has complied with all laws applicable to, the conduct of its business, if any, in the manner and in the areas in which such business is presently being conducted and all such


                                                                              20
certificates, authorities, rights, permits, licenses, franchises and authorizations are valid, in good standing, in full force and effect, under no orders of suspension or restraints, and subject to no disciplinary, probationary or other orders. None of the Shareholders or Acquirees have engaged in any activity whatever which would cause or lead to proceedings involving revocation, suspension, restraint, disciplinary action or any other action whereby any of such certificates, authorities, rights, permits, licenses, franchises or authorizations, or any part thereof, might be cancelled terminated, suspended, impaired, lost or otherwise adversely affected, and no action or proceeding looking to or contemplating any of the foregoing is pending or threatened.

     3.15 Defaults and Conflicts

     There are no defaults on the part of any of the Shareholders or Acquirees under any contract, lease, mortgage, pledge, credit agreement, title retention agreement, security agreement, lien, encumbrance or any other commitment, contract, agreement or undertaken to which the Shareholders or Acquirees are a party. The execution of this Agreement will not violate or breach any material agreement, contract, or commitment to which any of the Shareholders or Acquirees is a party.

     3.16 Tax Returns
          -----------

     Except for the fiscal year ended December 31, 1993, all returns for federal, state and other governmental income taxes, surtaxes, excess profits taxes, franchise taxes, sales and use taxes, real and personal property taxes, and any and all other taxes to which any of the Shareholders, or Acquirees, their respective assets, operations or income may be subject, for all tax periods ending up to and including the date hereof, have been duly prepared and filed in good faith and all taxes shown thereon have been paid or are accrued on the books of the respective Shareholders and Acquirees.

     3.17 Tax Accruals
          ------------

     All other taxes and other assessments and levies, if any, which any of the Shareholders or Acquirees are required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or are held by such Shareholders or Acquirees for such payment and all such withholding and collections and all other payments due in connection therewith as of the tax period therefor most recently ended are duly reflected in any the books and records of the respective Shareholders and Acquirees.

     3.18 Infringements
          -------------

     None of the Shareholders or Acquirees have ever been charged with infringement or violation of any adversely held trademark, trade name, or copyright, with claims which would materially and adversely affect any operation or the value of any asset of such Shareholders or Acquirees, nor are such Shareholders or Acquirees using or in any way making use of any confidential information or trade secrets, of any other person except as a result of the acquisition by such Shareholders or Acquirees of the business or assets of such person.

3.19 Termination of Profit Holders' Rights
     -------------------------------------

     The transfer to the persons named on Schedule 1.2.2 hereto as "Profit Holders" of an segregate of 1,480,640 of the Acquisition Shares pursuant to


 AIAGIO4.697.MG2.,931094.1                                                   21

Paragraph 1.2.2 hereof shall satisfy in full, area, terminate, any claims which such Profit Holders may have to a percentage of the "gross profits" of feature film No More Dirty Deals.

     3.20 Corporate Action
          ----------------

     Prior to the date hereof, the boards of directors of FEI, EFP, and NBD have duly adopted resolutions approving the execution and delivery to Acquiror of this Agreement and authorizing and consenting to each and every one of the terms, warranties, representations, covenants and conditions herein contained.

     3.21  Truth of Representation

     No representation by any of the Shareholders or Acquirees made in this agreement and no statement made in any certificate or schedule furnished in connection with the transactions herein contemplated contains or will contain any knowingly untrue statement of a material fact or knowingly omits or will omit to state any material fact reasonably necessary to make any such representation or warranty or any such statement not misleading to a prospective purchaser of any of the stock or assets being transferred hereunder to the Acquiror, who is seeking full information as to such Shareholders or Acquirees and their affairs. The Shareholders and the Acquirees have, and at the Closing Date Will have, to the best of their knowledge, disclosed all events, conditions and facts materially affecting the business and prospects of the Acquirees. Each of the Shareholders and the Acquirees have not now, and will not have, at the Closing Date, withheld knowledge of any such events, conditions, and facts which they know, or have reasonable grounds to know, may materially affect the business and prospects of any of the Acquirees.

4.  Representations of Acquiror

     The Acquiror hereby represents and warrants that as of the date hereof and as of the Closing Date, as that term is hereinafter defined, the representations and warranties set forth below are and will be true and correct.

     4.1 Corporate Status
         ----------------

     The Acquiror is duly organized corporation, validly existing and in good standing under the laws of the State of Delaware and a part of its stock is held by public shareholders and at present said public stock is eligible to be sold and traded publicly in conformity with all federal securities laws; Acquiror has full power to own all of its properties and carry on its business, if any; and is qualified to do business as a foreign entity in each of the jurisdictions in which it operates, if any, and the character of the properties owned by the Acquiror or the nature of the business transacted by the Acquiror, if any, does not make qualification necessary in any other jurisdiction or jurisdictions.

     4.2 Capital Structure
         -----------------

     The Acquiror (i) is authorized by its charter and applicable law to issue capital stock of the types, classes, series and having par values as set forth in Schedule 4.2 hereto; (ii) has no issued or outstanding shares of its capital stock whatever, except as specifically indicated in Schedule 4.2 hereto, all of which such shares are fully paid and nonassessable. (iii) does not have


AGIO4.69ZM02.031094.1                                                        22
authorized, issued or outstanding any other areas of stock or any subscription, option, warrant, conversion or other rights to issuance or receipt of shares of its capital stock except as set forth in Schedule 4.2 hereto; (iv) has all voting rights vested exclusively in the presently issued and outstanding capital stock and; (v) has outstanding no evidences of indebtedness except as specifically disclosed in Schedule 4.2.

     4.3 Financial Condition of Acquiror
         -------------------------------

     4.3.1 The books and records of Acquiror are complete and accurate and fairly present the financial condition the results of operations of Acquiror as of the date hereof. There are no material liabilities, either fixed or contingent, not reflected in such books and records other than contracts or obligations in the ordinary and usual course of business; and no such contracts or obligations in the usual course of business constitute liens or other liabilities which, if disclosed, would alter substantially the financial condition of Acquiror as reflected in such books and records.

     4.3.2 All accounts receivable and notes receivable of Acquiror, if any, are current and collectible except to the extent that a reserve for bad debts has been established on its books for such accounts and notes.

     4.4 Legal Proceedings
         -----------------

     Acquiror is not a party to any pending or threatened suit, action, proceeding, prosecution or litigation which might relate to, involve or affect the financial condition, business, assets, properties, certificates, rights, authorities, franchises or authorizations of Acquiror or interfere therewith,
nor  to  the  knowledge  of  Acquiror  are  there  any   threatened  or  pending
governmental investigation involving Acquiror or any of its operations, including inquiries, citations or complaints by any federal, state or local, administration or agency; and there are no outstanding, existing or pending judgments, orders, decrees, I findings, directives, stipulations or other mandates of any court or any public or quasipublic agency, body or official which in any way relate to or affect Acquiror or any of its properties, businesses, operations, affairs or activities.

     4.5 Regulatory Good Standing
         ------------------------

     4.5.1 The Acquiror has complied with all state, federal and local laws in connection with its formation, issuance of securities and organization, and no contingent liabilities have been threatened or claims made, and no basis for the same exists with respect to said operations, formations or capitalization, including claim for violation of any state or federal securities laws.

     4.5.2 The Acquiror has all rights, certificates, authorities, permits, licenses, and other authorizations necessary to and has complied with all laws applicable to, the conduct of its business, if any, in the manner and in the areas in which such business is presently being conducted and all such certificates. authorities, rights, permits, licenses, franchises and authorizations are valid, in good standing, in full force and effect, under no orders of suspension or restraints, and subject to no disciplinary, probationary, or other orders. The Acquiror has engaged in no activity whatever which would cause or lead to proceedings involving revocation, suspension, restraint, disciplinary action or any other action whereby any of such certificates, authorities, rights, permits. licenses, franchises or authorizations, or any part thereof, might be cancelled, terminated, suspended, impaired, lost or otherwise adversely affected, and no action or proceeding looking to or contemplating any of the foregoing is pending or threatened.

104.69ZM02.031094.1                                                          23

     4.6 Defaults and Conflicts
         ----------------------

     There are no defaults on the part of Acquiror under any contract, lease, mortgage, pledge, credit agreement, title retention agreement, security agreement, lien, encumbrance or any other commitment, contract, agreement or undertaking to which Acquiror is a party and the execution of this Agreement will not violate or breach any material agreement contract, or commitment to which Acquiror is a party.

     4.7 Tax Returns
         -----------

     All returns for federal, state and other governmental income taxes, surtaxes, excess profits taxes, franchise taxes, sales and use taxes, real and personal property taxes, and any and all other taxes to which Acquiror, its assets, operations or income may be subject, for all tax periods ending up to and including the date hereof, have been duly prepared and filed in good faith and all taxes shown thereon have been paid or are accrued on the books of Acquiror.

     4.8 Tax Accruals
         ------------

     All other taxes and other assessments and levies, if any, which Acquiror is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or are held by Acquiror for such payment and all such withholding and collections and all other payments due in connection therewith as of the tax period therefor most recently ended are duly reflected in Acquiror's books and records.

     4.9 Corporate Action
         ----------------

     Prior to the date hereof, the board of directors of Acquiror has duly adopted resolutions approving the execution and delivery to Acquiror of this Agreement and authorizing and consenting to each and every one of the terms, warranties, representations, covenants and conditions herein contained.

     4.10 Truth of Representation
         ------------------------

     No representation by Acquiror made in this agreement and no statement made in any certificate or schedule furnished in connection with the transactions herein contemplated contains or will contain any knowingly untrue statement of a material fact or knowingly omits or will omit to state any material fact reasonably necessary to make any such representation or warranty or any such statement not misleading to a prospective purchaser of the Acquisition Shares, who is seeking full information as to the Acquiror's and their affairs. The Acquiror has, and at the Closing Date will have, to the best of its knowledge, disclosed all events, conditions and facts materially affecting the business and prospects of Acquiror. The Acquiror has not now, and will not have, at the Closing Date, withheld knowledge of any such events. conditions, and facts which they know, or have reasonable grounds to know, may materially affect the business and prospects of Acquiror.


MAG104.697.MO2.031094.1                                                      24

5.  Covenants of the Shareholders and the Acquirees

     The Shareholders and the Acquirees hereby covenant and agree as follows:

     5.1 Inspection of Records
         ---------------------

     During the period from the date hereof through the Closing Date as that term is hereinafter defined (the "Contract Period") Acquiror shall have the right and opportunity at its own expense to make such examination and investigation of the respective businesses, properties, and affairs of the Acquirees, as Acquiror may deem reasonably necessary or desirable for all purposes relating to this agreement and to that end, throughout the Contract Period, each of the Acquirees will allow and grant Acquiror, its officers, counsel, accountants, auditors and executive employees full, free and continuous access without interference with the conduct of such Acquiree's business, to all of the premises, properties, contract, commitment, leases, books, papers, docunents, instruments, books of account, minutes and other records of such Acquirees and will furnish and provide Acquiror with all such financial and other statements and all such additional information and particulars in respect of the business, properties and affairs of such Acquirees as Acquiror may, from time to time during the Contract Period, request or require.

     5.2 Transfer of Records
         -------------------

     The corporate financial records, minute books, and other documents and records of the Acquirees will be turned over in their entirety to the new management of Acquiror appointed by and/or agreed to by Acquirees and the Shareholders, at closing

     5.3 Conduct of Business
         --------------------

     During the period from the date hereof to the Closing Date hereunder, unless with notice to and agreement by the Acquiror, the Shareholders and the Acquirees agree that each of the Acquirees shall:

               (i) Conduct its business and operations solely in the usual, normal and ordinary course;

               (ii) Issue no additional shares of stock, options, calls or other rights to purchase such stock, or any other securities of any kind whatever except pursuant to current contracts or agreements in place at the date hereof;

               (iii)Make no  distributions  to its  shareholders or partners, as the case may be, of any of its assets or properties by way of dividends, purchase of shares, redemptions or otherwise;

               (iv) Pay no salary,  wages, bonus or compensation to any officer, employee, representative or agent of Acquirees other then in the ordinary course of business under employment arrangements in effect on the date of this Agreement or otherwise in accordance with Acquiree's presently existing administrative programs and, in the case of employees who are not officers and directors, in accordance with periodic review and adjustment of salaries consistent with past practices;


MA6104.69ZM02.031094.1                                                        25

               (V) Not sell, transfer or dispose of any of its material properties or assets whatever, tangible or intangible except where under current contract;

               (vi) Make no  purchases or  acquisitions  of any real or personal property;

               (vii)Not  subject  any  of  its  property  or  assets   whatever,
                    tangible or intangible, to any mortgage, lien, pledge, hypothecation or encumbrance in any manner except for a full and fair consideration in the usual, normal and ordinary course of business;

               (viii) Not borrow any money,  make any  unusual or  extraordinary expenditures or incur or become liable for any obligations or liabilities;

               (ix) Not make any loans or advances or extend any credit; and

          (x) Not amend its bylaws, certificate of incorporation or other charter documents or make any changes in its business policies and operations.

     5.4  Financial Statements
          --------------------

     As soon as possible following the date hereof, each of the Acquirees shall deliver to Acquiror its respective audited financial statements (the "Financial Statements"). All of the respective Financial Statements shall be complete and accurate and will fairly present the financial condition and results of operations of the respective Acquirees for which such Financial Statements have been prepared, of the date thereof and for the periods covered. There will be no material liabilities, e4ther fixed or contingent, not reflected in such Financial Statements other than contracts or obligations in the ordinary and usual course of business; and no such contracts or obligations in the usual course of business will constitute liens or other liabilities which, if disclosed, would alter substantially the financial condition of any of the Acquirees as reflected in such Financial Statements. All of the said Financial Statements will be prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise stated therein.

     5.5 Current Information
         --------------------

     Each of the Shareholders and Acquirees will promptly furnish to and advise Acquiror of any and all information, details, statements, reports, returns, minutes, consents, resolutions, resignations, pleadings, notices, documents, instruments, facts and circumstances arising subsequent to the date of this Agreement and prior to Closing, of which they have knowledge or notice, by reason of which any changes, modifications, amendments, additions or deletions from any schedule annexed hereto or any warranty, representation, covenant or condition recited herein would be necessary to render the same true and correct and not false and misleading, as of the date such information, details, facts and circumstances are furnished to Acquiror.

5.6 Change of Management and Implementation of Business Plan
    -------------------------------------------------------

     Concurrent with the tender by the present directors and officers of Acquiror, in accordance with Paragraph 6.5 hereof, the Shareholders shall


6104.69ZM02.031094.1                                                          26
appoint new and additional officers and directors in accordance with,  Paragraph
3.1 hereof. Thereupon, the Shareholders, in their capacities as officers of Acquiror shall take all steps necessary and proper to immediately implement the Business Plan for the motion picture production and distribution business to be conducted by Acquiror and shall use the proceeds from the Private Placement to cover the initial costs thereof.

     5.7 Covenants Respecting the Acquisition Shares
         -------------------------------------------

     Each of the Shareholders and Acquirees hereby acknowledges and covenants that, with respect to the Acquisition Shares which were transferred to FEI on or about November 9, 1993 and which will be transferred to the Shareholders and certain other of the parties hereto, for their own accounts or as custodians for certain other persons:

               (a) he or it has been advised that the Acquisition Shares have not been, and as at the time such person receives any of such shares from FEI, will not be, registered under the Securities Act of 1933, as amended (the "Act"), on the basis of the statutory exemptions, in Sections 4.1 and 4.2 thereof and on the covenants made by him or it herein.

               (b) he or it will acquire the Acquisition Shares to be transferred to him or it for investment purposes only, for his or its own account or as nominee for certain persons who are not parties to this agreement, and not, absent the registration of such shares under the Act, with a view to the resale or distribution thereof, and that he or it does not intend to divide such Acquisition Shares with others or to resell or otherwise dispose of all or any part of such Acquisition Shares unless and until they are subsequently registered under the Act or an exemption from such registration is available.

               (c) in making these covenants, each of the Shareholders and Acquirees understands that in the view of the Securities and Exchange Commission, the statutory exemptions referred to above would not be available, if notwithstanding his or its representations, he or it had in mind merely acquiring the Securities for resale upon the occurrence or nonoccurrence of some predetermined event.

          (d) he or it hereby accepts the condition that before any transfer of the Securities may be effected by him or it, written approval must first be obtained from Acquiror's counsel. The basis of such approval, which shall not be unreasonably withheld, shall be compliance with the requirements of the federal and state statutes regulating securities. Each of the Shareholders and Acquirees understands that a legend to this effect will be placed on the certificates representing the Acquisition Shares, and that Acquiror has issued stop transfer instructions to its transfer agent.

A6104.697.MO2.,931094.1                                                      27


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




Covenants of the Acquiror

The Acquiror hereby covenants and agrees as follows:

     6.1 Inspection of Records
         ---------------------

     During the period from the date hereof through the Closing Date as that term is hereinafter defined (the "Contract Period") the Shareholders shall have the right and opportunity at their own expense to make such examination and investigation of the respective businesses, properties, and affairs of the Acquiror, as they may deem reasonably necessary or desirable for all purposes relating to this agreement and to that end, throughout the Contract Period, Acquiror will allow and grant the Shareholders full, free and continuous access without interference with the conduct of Acquiror's business, to all of the premises, properties, contracts, commitments, leases, books, papers, documents, instruments, books of account, minutes and other records of Acquiror and will furnish and provided the Shareholders with all such financial and other statements and all such additional information and particulars in respect of the business, properties and affairs of Acquiror as the Shareholders may, from time to time during the Contract Period, request or require.

     6.2 Transfer of Records
         --------------------

     The corporate financial records, minute books, and all other documents and records of Acquiror will be turned over in their entirety to the new management of Acquiror appointed by and/or agreed to by Acquirees and the Shareholders, at closing.

     6.3 Conduct of Business
         ---------------------

     During the period from the date hereof to the Closing Date hereunder, unless with notice to and agreement by the Shareholders, Acquiror agrees that it shall:

               (i) Conduct its business and operations solely in the usual, normal and ordinary course;

               (ii) Issue no additional shares of stock, options, calls or other rights to purchase such stock, or any other securities of any kind whatever except pursuant to current contracts or agreements in place at the date hereof;

               (iii)Make no distributions to its shareholders,  as shareholders, of any of its assets or properties by way of dividends, purchase of shares, redemptions or otherwise;

               (iv) Pay no salary,  wages,  bonus or  compensation to any of its officers, employees, representatives or agents other then in the ordinary course of business under employment arrangements in effect on the date of this Agreement or otherwise in accordance with Acquiror's presently existing administrative programs and, in the case of employees who are not officers and directors, in accordance with periodic review and adjustment of salaries consistent with past practices;

               (v) Not sell, transfer or dispose of any of its material properties or assets whatever, tangible or intangible except where under current contract;



MAGID4.69ZM02.0310.94.1                                                       28

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



               (vi) Make no  purchases or  acquisitions  of any real or personal property;

               (vii)Not  subject  any  of  its  property  or  assets   whatever,
                    tangible or intangible, to any mortgage, lien, pledge, hypothecation or encumbrance in any manner except for a full and fair consideration in the usual, normal and ordinary course of business;

               (viii) Not borrow any money,  make any  unusual or  extraordinary expenditures or incur or become liable for any obligations or liabilities;

               (ix) Not make any loans or advances or extend any credit; and

               (x) Not amend its bylaws. certificate of incorporation or other charter documents or make any changes in its business policies and operations.

          6.4 Stock Transfer Records
              ----------------------

     During the period from the date hereof to the Closing Date hereunder, Acquiror shall maintain or cause to be maintained current and accurate records of all issuances of the common stock of Acquiror and maintain or continue to employ a transfer agent to maintain current and accurate records of all transfers of record of the common stock of Acquiror.

          6.5 Resignations of Present Management
              -----------------------------------

     At or prior to the Closing Date, Acquiror shall obtain the resignations of those of the present officers and directors of Acquiror as the Shareholders shall direct and shall appoint such new or additional officers and directors as the Shareholders shall direct, in accordance with Paragraph 1.3 hereof, subject, however, to the requirement that the resignations of such present officers and directors shall take effect and such new or additional officers and directors shall take office at such time or times as the Shareholders shall direct. Upon the effectiveness of such resignations, all resigning Acquiror officers and directors shall be relieved from further liability as officers and directors of Acquiror with respect to actions of Acquiror subsequent to such resignations.

     6.6 Financial Statements
         --------------------

     As soon as possible following the date hereof, Acquiror shall deliver to the Shareholders its audited financial statements (the "Financial Statements"), which Financial Statements shall be complete and accurate and will fairly present the financial condition and results of operations of the Acquiror, as of the date thereof and for the periods covered. There will be no material liabilities, either fixed or contingent, not reflected in such Financial Statements other than contracts or obligations in the ordinary and usual course of business; and no such contracts or obligations in the usual course of business will constitute liens or other liabilities which, if disclosed, would alter substantially the financial condition of the Acquiror as reflected in such Financial Statements. The said Financial Statements will be prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise stated therein.



MAGIO4.69ZM02.031094.1                                                       29

A

     6.7 Current Information

     Acquiror will promptly furnish to and advise the Shareholders of any and all information, details, statements, reports, returns, minutes, consents, resolutions, resignations, pleadings, notices, documents, instruments, facts and circumstances arising subsequent to the date of this Agreement and prior to Closing, of which they have knowledge or notice, by reason of which any changes, modifications, amendments , additions or deletions from any schedule annexed hereto or any warranty, representation, covenant or condition recited herein would be necessary to render the same true and correct and not false and misleading, as of the date such information, details, facts and circumstances are furnished to the Shareholders.

7.  Conditions Precedent to the Obligations of Acquirees and the Shareholders

     All obligations of Acquirees and the Shareholders under this Agreement are subject to the fullfillment, prior to or as of the Closing Date, of each of the following conditions:

     7.1 Truth of Representation
         -----------------------

     The representations and warranties by or on behalf of Acquiror contained in this Agreement or in any certificate or document delivered to Acquirees pursuant to the provisions hereof shall be true in all material respects at and as of the time of closing as though such representations and warranties were made at and as of such time.

     7.2  Compliance with Covenants
          ------------------------

     Acquiror shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by or prior to or at the closing.

     7.3  Termination
          -----------

     In the event any of the foregoing conditions shall not be fulfilled, unless caused by any action or failure to act on the part of any of the Shareholders or the Acquirees, Acquirees and the Agreement by notice thereof in writing to Acquiror, Shareholders shall have the right to terminate this in which event all items of value paid, transferred or delivered by any party hereunder to the other shall be repaid, retransferred or redelivered to that party, to the end that the parties hereto shall be restored as far as possible to status quo, whereupon the parties hereto shall have no further obligations or liabilities hereunder one against the other, except with respect to such obligations or liabilities which may exist by reason of breach by a party of any warranty or covenant hereunder.

8.  Conditions Precedent to the Obligations of Acquiror

     All obligations of Acquiror under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

4fA 104.697 M02.0310.94. 1                                                    30

     8.1 Truth of Representations
         ------------------------

     The representations and warranties by the Shareholders and the Acquirees contained in this Agreement or in any certificate or document delivered to Acquiror pursuant to the provisions hereof shall were made at shall be true at and as of the time of closing as though such representations and warranties and as of such time:

     8.2 Compliance with Covenants
         ---------------------------

     The Shareholders and the Acquirees shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the closing.

     8.3 Termination
         ------------

     In the event any of the foregoing conditions shall not be fulfilled prior to December 3 1, 1994, unless caused by any action or failure to act on the part of Acquiror, Acquiror shall have the right to terminate this Agreement by notice thereof in writing to Acquirees and the Shareholders, in which event all items of value paid, transferred or delivered by any parry hereunder to the other shall be repaid, transferred or redelivered to that party, to the end that the parties hereto shall be restored as far as possible to status quo, whereupon the parties hereto shall have no further obligations or liabilities hereunder, one against the other, except with respect to such obligations or liabilities which may exist by reason of breach by a party of any warranty or covenant hereunder.

9. Conditions Subsequent to Obligations of the Shareholders and the Acquirees

Conditions Subsequent to Obligations of the Shareholders and the Acquirees

     All representations, warranties and covenants made by any party in this Agreement shall survive the Closing hereunder and the consummation of the transactions contemplated hereby for two years from the date hereof. The existence of a material misstatement made herein or the breach of a material covenant hereunder by Acquiror which is evidenced and/or discovered subsequent to the Closing, shall entitle the Shareholders and the Acquirees to termination pursuant to the terms of Paragraph 7.3.

10. Conditions Subsequent to Obligations of the Acquiror

     All representations, warranties and covenants made by any party in this Agreement shall survive the Closing hereunder and the consumation of the transactions contemplated hereby for two years from the date hereof. The existence of a material misstatement made herein or the breach of a material covenant hereunder by any of the Shareholders or the Acquirees which is evidenced and/or discovered subsequent to the Closing, shall entitle the Acquiror to termination pursuant to the terms of Paragraph 8.3.

MAS104.69ZM02.031094.1                                                        31


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


11. Closing


     11.1 Time and Place
          --------------

     The Closing under this Agreement (the Closing") and all deliveries shall take place at the offices of the Acquirees, Barnett Bank Plaza, One East Broward Boulevard, Fort Lauderdale, FL 33301 on ___________,1994 at 10:00 A.M. Eastern Standard Time, or such other time and place as Acquiror and the Shareholders shall agree. At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously.

     11.2  Delivery of Stock
           -----------------

     The Shareholders will deliver the following stock certificates to Acquiror:

               (i) the certificates representing two hundred thirty-four (234) shares of the common stock of FEI in definitive and fully registered form, representing 85% of the shares of capital stock of FEI, as fully described in Schedule 2.1 annexed hereto, all of which certificates shall be properly, adequately, and duly endorsed for transfer from the Shareholders to the Acquiror;

               (ii) the  certificates  representing  seven thousand five hundred
                    (7,500) shares of the common stock of EFP, in definitive and fully registered form, representing all of the shares of capital stock of EFP, as fully described in Schedule 3.4.2 annexed hereto, all of which certificates shall be properly, adequately, and duly endorsed for transfer from FEI to the Acquiror;

               (iii)the certificates  representing two hundred thirty-four (234)
                    shares of the common stock of FEI, in definitive and fully registered form, representing 15% of the shares of capital stock of FEI, as fully described in Schedule 2.1 annexed hereto, all of which certificates shall be properly, adequately, and duly endorsed for transfer from the Third Party Shareholders to the Acquiror;

               (iv) the certificates  representing two hundred  thirtyfour (234)
                    shares of the common stock of NBD in definitive and fully registered form, representing all of the shares of capital stock of NBD, as fully described in Schedule 2.2 annexed hereto, all of which certificates shall be properly, adequately, and duly endorsed for transfer from the Shareholders to the Acquiror.


     11.3  Delivery of Documents
           ---------------------

     11.3.1 At the Closing, the Shareholders and/or one or more of the Acquirees will deliver to the Acquiror the following documents.

               (i) all of the corporate records of FEI, EFP and NBD, including without limitation, for each one of such corporations, corporate minute books (which shall contain copies of the Articles of Incorporation and Bylaws, as amended to the closing), stock books, stock transfer books, corporate seals, financial statements and such other corporate books





wAS104.69ZM02.031094.1                                                        32
                    and records as may reasonably be requested for review by Acquiror and its counsel;

               (ii) a certificate of EFP, in its capacity as general  partner of
                    EFP I. executed by the president and secretary of EFP, to the effect that at a meeting of the Limited Partners of EFP I, held on or about March 15, 1993, the holders of the majority of the limited partnership interests in EFP I voted, in person or by proxy, in favor of the sale, assignent, and transfer to Acquiror of the Shakma copyrights and film rights pursuant to Paragraph 2.3.1 hereof and all other transactions hereunder related thereto.

               (iii)a certificate of EFP, in its capacity as general  partner of
                    EFP 11, executed by the president and secretary of EFP, to the effect that at a meeting of the Limited Partners of EFP R, held on or about March 15, 1993, the holders of the majority of the limited partnership interests in EFP II voted, in person or by proxy, in favor of the sale, assignment, and transfer to Acquiror of the Shoot (formerly Kings Ranson) copyrights and film rights pursuant to Paragraph 2.3.2 hereof and all other transactions hereunder related thereto.

               (iv) certificates  executed by all of the Shareholders,  in their various capacities as individuals and as officer and/or directors of the various Acquirees, to the effect that all representations and warranties made by Acquirees and the Shareholders under this Agreement are true and correct as of closing, the same as though originally given to Acquiror on said date;

               (v) certified copies of resolutions of the boards of directors of FEI and EFP, on its own behalf and in its capacities as the general partner of EFP I and EFP II, authorizing the execution of this Agreement and the transaction provided for hereunder;

               (vi) such other instruments,  documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

     11.3.2 At the Closing, Acquiror will deliver to the Shareholders and the Acquirees the following documents:

               (i) all of the corporate records of Acquiror, including without limitation, corporate minute books (which shall contain copies of the Articles of Incorporation and Bylaws, as amended to the closing), stock books, stock transfer books, corporate seals, financial statements and such other corporate books and records as may reasonably be requested for review by the Shareholders and the Acquirees and their counsel;

               (ii) a  certificate  executed by the  president  and secretary of
                    Acquiror to the effect that all representations and warranties made by Acquiror under this Agreement are true

MAGIO4.697.MO2.031194.1                                                      33
and correct as of closing, the same as though originally given to Acquiror on said date;

               (iii)certified  copies  of  resolutions  by  Acquiror's  board of directors authorizing the execution of this Agreement and the transaction provided for hereunder;

               (iv) resignations  of those of Acquiror's  officers and directors as requested by the Shareholders and the Acquirees; and such other instruments, documents and certificates, if any, as are required

               (v) to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

12. General

     12.1 Further Assurances
          -----------------

     At any time, and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement including without limitation the execution by the present officers and directors of Acquiror of any documents required for the appointment of designees of the Shareholders as officers and/or directors, the issuance of shares of authorized stock and otherwise.

     12.2 Waiver
         -------

     Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     12.3 Brokers
          -------

Neither party has employed any brokers or finders with regard to this Agreement, unless otherwise described in writing to all parties hereto.

     12.4 Notices
          -------

     All notices and other commununications hereunder shall be in writing and shall be deemed to have been given if delivered to the address stated at the outset of this Agreement, in person or sent by prepaid first class registered or certified mail, recognized overnight courier, in all cases with written proof of receipt required.

MAG104.69ZM02.031094.1                                                        34

     12.5 Headings
         ---------

     The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.6 Counterparts
          ------------

     This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.7 Governing Law
          -------------

     This Agreement shall be governed by the laws of the State of Florida.

     12.8 Entire Agreement
         -------------------

     This Agreement is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

     12.9 Severability
          ------------

     If any part of this Agreement is deemed to be unenforceable the balance of this Agreement shall remain in full force and effect.

     12.10  Publicity
            ---------

     All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be subject to the prior approval of counsel to Acquiror.

     12.11 Benefit and Assignability
           -------------------------

     This agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, provided, however, that this Agreement cannot be assigned by any party except by or with the written consent of the others. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation other than the parties hereto and their respective legal representatives, successors and assigns any rights or benefits under or by reason of this Agreement.

     12.12 Default Costs
           -------------

In the event any party hereto has to resort to legal action to enforce any default of the terms, conditions or covenants hereof, or with respect to liabilities arising out of any misrepresentation contained herein. such party shall be entitled to collect attorneys fees and other costs from the party in default in the event the nondefaulting party prevails in such legal action.

 .,,46104.69ZM02.031094.1                                                      35

     In Witness Whereof, the parties have executed this Agreement as of the day and year first were written.

                                        MAGIC FINGERS, INC.

                                        By /s/ Michael Paolinin
                                          --------------------------
                                        Michael Paolini,  President


                                        FLASH ENTERTAINMENT, INC.

                                        By /s/ Gordon Scott Venters
                                          --------------------------
                                        Gordon Scott Venters, President


                                        By /s/ Gordon Scott Venters
                                          --------------------------
                                        Gordon Scott Venters


                                        By /s/ Robert B. Venters
                                          --------------------------
                                        Robert V. Venters


                                        By /s/ Donald R. Cassidy
                                          --------------------------
                                        Donald R. Cassidy


                                         ENTERTAINMENT FILM PARTNERS, INC.

                                        By /s/ Gordon Scott Venters
                                          --------------------------
                                        Gordon Scott Venters, President


                                       NO BULL DISTRIBUTION.  INC.

                                        By /s/ Gordon Scott Venters
                                          --------------------------
                                        Gordon Scott Venters, President


                                       ENTERTAINMENT FILM PARTNERS I, LTD.
                                       By: ENTERTAINMENT FILM PARTNERS, INC.
                                               GENERAL PARTNER

                                       By /s/ Gordon Scott Venters
                                          --------------------------
                                        Gordon Scott Venters,President


                                      ENTERTAINMENT FILM PARTNERS II, Ltd
                                      By: ENTERTAINMENT FILM PARTNERS, INC.
                                              GENERAL, PARTNER

                                        By /s/ Gordon Scott Venters
                                          --------------------------
                                        Gordon Scott Venters,President



                                                                            36A